UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 8, 2011
HCC INSURANCE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-13790	76-0336636
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)
13403 Northwest Freeway
Houston, Texas 77040
(Address of principal executive offices, including zip code)
(713) 690-7300
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
     On March 8, 2011, HCC Insurance Holdings, Inc. (the “Company”) entered into a new Loan Agreement (the “New Credit Agreement”) among the Company, Wells Fargo Bank, National Association, as Administrative Agent, Barclays Bank PLC and Bank of America, N.A., as Co-Syndication Agents, JPMorgan Chase Bank, N.A. and The Royal Bank of Scotland PLC, as Co-Documentation Agents, and the other lenders party thereto. A copy of the press release announcing the closing of the New Credit Agreement is attached to this Current Report on Form 8-K (this “Current Report”) as Exhibit 99.1 and incorporated herein in its entirety by reference thereto.
     The New Credit Agreement consists of a $600 million U.S. Dollar-denominated revolving facility terminating on March 8, 2015. The Company will pay a commitment fee of 20 basis points on amounts available under the New Credit Agreement. In addition, borrowings under the New Credit Agreement will bear interest at a variable interest rate equal to LIBOR, or under certain circumstances a base rate, plus an applicable margin. The applicable margin for LIBOR borrowings under the New Credit Agreement is currently 1.375% above LIBOR, subject to increase or decrease based on changes in the Company’s debt rating.
     The New Credit Agreement contains covenants requiring the Company to maintain a minimum consolidated net worth (as defined in the New Credit Agreement) and a leverage ratio (as defined in the Credit Agreement) of not greater than 35%. The New Credit Agreement also contains negative covenants that impose certain restrictions on the ability of the Company and its material subsidiaries (as defined in the New Credit Agreement) to, among other things: repurchase stock; pay dividends or make distributions to stockholders; incur additional indebtedness; grant liens on assets; merge, consolidate or sell its assets; engage in transactions with affiliates; or engage in other businesses. Failure to comply with any of these covenants, or the occurrence of another event of default, could result in the acceleration of any borrowing under the New Credit Agreement.
     In connection with the execution of the New Credit Agreement, the Company retired its existing Loan Agreement, dated April 4, 2007 (as amended, the “Existing Loan Agreement”) which consisted of a $575 million of U.S. Dollar-denominated revolving facility terminating in December 19, 2011.
     The foregoing does not constitute a complete summary of the terms of the New Credit Agreement. The description of the terms of the New Credit Agreement is qualified in its entirety by reference to such agreement. A copy of the New Credit Agreement is attached to this Current Report as Exhibit 10.1 and is incorporated herein in its entirety by reference thereto.
Item 1.02. Termination of a Material Definitive Agreement
     The information included in Item 1.01 of this Current Report is incorporated by reference into this Item 1.02.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
     The information included in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

No.	Exhibit
10.1
Loan Agreement, dated March 8, 2011, among HCC Insurance Holdings, Inc., Wells Fargo Bank, National Association, as Administrative Agent, Barclays Bank PLC and Bank of America, N.A., as Co-Syndication Agents, JPMorgan Chase Bank, N.A. and The Royal Bank of Scotland PLC, as Co-Documentation Agents, and the other lenders party thereto.

99.1	Press Release, dated March 8, 2011

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCC Insurance Holdings, Inc.
By:	/s/ Randy D. Rinicella
Randy D. Rinicella
Senior Vice President, General Counsel & Secretary

DATED: March 8, 2011